Exhibit 10.1

Private Placement Agreement

This Private Placement Agreement (the “Agreement”), effective as of August 29, 2023, is made and entered into by and between Alarum Technologies Ltd., a company organized under the laws of the State of Israel (the “Company”), and an investor identified on the signature pages hereto (including its successors and assigns, the “Investor”).

WHEREAS, the Company is a public company whose securities are listed for trade on the Tel Aviv Stock Exchange Ltd. (the “TASE”) and the Nasdaq Capital Market (the “Nasdaq”); and

WHEREAS, the Company wishes to raise funds from certain investors, severally and not jointly, through a private placement (the “Private Placement”); and

WHEREAS, based on the Investor’s representation and warranties herein, and subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 903 of Regulation S promulgated thereunder, the Company wishes to issue and allocate to the Investor units which are each comprised of a combination of 10 restricted American Depository Shares, each representing ten ordinary shares of the Company, no par value per share (“ADSs” and “Ordinary Shares,” respectively), and non-tradeable warrants which are each convertible into 3 ADSs, and the Investor wishes to purchase and receive such units from the Company, all subject to the terms and conditions more fully set forth in this Agreement.

NOW THEREFORE, in consideration of the promises and mutual covenants contained herein, the Company and the Investor hereby agree as follows:

1.	Preamble and Appendixes

1.1.	The preamble to this Agreement together with its schedules form an integral part hereof.

1.2.	The headings of the sections and subsections of this Agreement are made for convenience purposes only and are not to be considered in construing this Agreement.

2.	The Composition of the Unit and the Cost

2.1.	Each unit offered as part of the Private Placement (the “Unit”), shall consist of 10 ADS and one non-registered and non-tradeable warrant, each exercisable into 3 ADSs of the Company. A form of warrant (and its terms) is attached as Schedule A to this Agreement (the “Warrants”).

2.2.	The price of each offered Unit is $22.7.

3.	Unit Allocations to Investor and Consideration

In consideration for the issuance of the Units, the Investor shall pay to the Company an aggregate amount of $22.7 per Unit (the “Consideration”). In return for consideration, the Company agrees to issue such number of Units to the Investor as set forth in Schedule B.

3.1.	The issuance of the Units to the Investor is subject to each of the following conditions:

3.1.1 To the extent applicable, the approval by the Company’s shareholders of the transaction contemplated herein in a special meeting to be called by the Company and of the issuance of the Units to the Investor.

3.1.2 The approval of the TASE for the registration for the issuance of the Ordinary Shares and the Ordinary Shares covered by the Units.

3.1.3 The approval of the Company’s board of directors.

3.2.	On or about September 15, 2023 (the “Closing Date”), the Investor shall deliver to the Company, via wire transfer of immediately available funds, pursuant to the wire transfer instructions set forth as Schedule C, cash equal to the Consideration amount, and the Company shall deliver to the Investor the Units, as set forth in Schedule B. The Investor agrees and the Company undertakes that the Units will be issued and allocated thereto no later than three (3) Nasdaq trading days (which shall not include Friday, Saturday and public holidays in Israel) following the date on which all conditions precedent to (i) the Investor’s obligations to pay the Consideration and (ii) all conditions for the issuance of the Units to the Investor have been met. Accordingly, the Investor agrees to sign all necessary documents in connection with the Private Placement, if and to the extent required.

4.	Investor’s Representations and Warranties

The Investor represents and warrants to the Company as follows:

4.1	It is an entity duly incorporated or formed, validly existing and (where such concept is applicable) in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and performance by the Investor of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of the Investor. This Agreement has been duly executed by the Investor and when delivered by the Investor in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Investor, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

4.2	The Investor is acquiring the ADSs and the Warrants (collectively, the “Securities”) hereunder in the ordinary course of its business. The Investor understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting the Investor’s right to sell the Securities pursuant to a registration statement or otherwise in compliance with applicable federal and state securities laws).

4.3	The Investor either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. The Investor is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment. The Investor acknowledges that as of the date hereof, the Company has limited financial resources, and thus an investment in the Securities is subject to significant risk. The Investor acknowledges that it has had the opportunity to review this Agreement (including all exhibits and schedules thereto) and the Company’s annual report on Form 20-F for the year ended December 31, 2022 filed on March 31, 2023 and reports on Form 6-K filed thereafter and other documents required to be filed and filed by the Company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the “SEC Reports”) and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

4.4	Other than consummating the transactions contemplated hereunder, the Investor has not, nor has any person acting on behalf of or pursuant to any understanding with the Investor, directly or indirectly, executed any purchases or sales, including short sales as defined in Rule 200 of Regulation SHO under the Exchange Act of 1934 (but shall not be deemed to include locating and/or borrowing ADSs) (the “Short Sales”), of the securities of the Company during the period commencing as of the time that the Investor first received a term sheet (written or oral) from the Company or any other person representing the Company setting forth the material terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof. Other than to other persons party to this Agreement or to the Investor’s representatives, including, without limitation, its officers, directors, partners, legal counsel and other advisors, employees, agents and affiliates, the Investor has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for the avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to locating or borrowing shares in order to effect Short Sales or similar transactions in the future.

4.5	The Investor is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to the knowledge of the Investor, any other general solicitation or general advertisement.

4.6	Other than as disclosed in filings by the Investor with the U.S. Securities and Exchange Commission (the “Commission”) or as disclosed to the Company, such Investor is not, collectively with its affiliates or any person with whom such Investor is acting in concert, a holder of ADSs or any securities of the Company or the subsidiaries which would entitle the holder thereof to acquire at any time ADS, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, ADS (the “ADS Equivalents”) in an amount equal to more than 9.99% of the outstanding shares of ADS (assuming full exercise or conversion of any such ADS Equivalents).

4.7.	There are no written or oral agreements between the Investor (or anyone on the Investor’s behalf) and any shareholder or ADS holder of the Company or others regarding the sale or purchase of the Company’s securities or voting rights.

4.8.	Except as detailed in Schedule D attached hereto, immediately prior to the issuance of the Units, the Investor does not hold any securities of the Company.

4.9.	The Investor will solely bear any and all taxes applicable and attributable to the issuance of the Units to the Investor and the Company shall not bear any of such taxes.

4.10.	If the condition in Section 3.1 for the issuance of the Units to the Investor have not been met within 45 days from the date hereof, each party shall have the right to terminate this Agreement, and the other party shall have no rights and/or claims and/or demands with respect to such termination.

4.11.	At the time such Investor was offered the Securities, it was, and as of the date hereof it is, and on each date on which it exercises any Warrants, it will be a “non-U.S. person” as defined in Regulation S as promulgated under the Securities Act. The Investor shall further make the representations and warranties to the Company set forth on Schedule E.

4.12	The Investor understands that in the event the Company does not raise at least $2.5 million in aggregate from the Investor and other investors in the Private Placement, then the Company has the right to rescind the transaction with the Investor.

The Company acknowledges and agrees that the representations contained in this Section 4 shall not modify, amend or affect the Investor’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transactions contemplated hereby.

5.	Company’s Representations and Warranties

The Company represents and warrants to the Investor as follows:

5.1.	Immediately prior to the signing of this Agreement, the Company shall terminate the ATM Sales Agreement, dated November 25, 2022, with ThinkEquity LLC.

5.2.	Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising. The Company has offered the Securities for sale only to the Investor and “non-U.S. persons” as defined in Regulation S as promulgated under the Securities Act, and the rules and regulations promulgated thereunder.

6.	Restriction Upon Transfer

The Investor undertakes to follow the foregoing restrictions with respect to the offer and sale of the Securities.

6.1.	The Securities may only be disposed of in compliance with applicable securities laws. In connection with any transfer of Securities, other than pursuant to an effective registration statement (the “Registration Statement”) or Rule 144, promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule (“Rule 144”), to the Company or to any individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind (each a “Person”) that, directly or indirectly through one or more intermediaries, Controls, as such term is defined in the Securities Act, or is controlled by or is under common control with a Person (each an “Affiliate”) of the Investor, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of the Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights and obligations of the Investor under this Agreement.

6.2.

Each certificate representing the Securities, if such securities are being offered to Investor in reliance upon Regulation S as promulgated under the Securities Act, shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required by applicable state securities or “blue sky” laws):

“[NEITHER] THIS SECURITY [NOR THE SECURITIES INTO WHICH THIS SECURITY IS EXERCISABLE] HAS [NOT] BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES [AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY] NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED EXCEPT (1) IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT, AND BASED ON AN OPINION OF THE COMPANY’S COUNSEL THAT THE PROVISIONS OF REGULATION S HAVE BEEN SATISFIED, (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR (3) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, IN WHICH CASE THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY AN OPINION OF THE COMPANY’S COUNSEL, WHICH THE COMPANY’S COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES [OR THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY] MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.”

6.3.	Certificates evidencing the ADSs or the ADSs issuable upon exercise of the Warrants (the “Warrant ADSs”) shall not contain any legend (including the legend set forth in Section 6.2 hereof), (i) while a registration statement covering the resale of such security is effective under the Securities Act, (ii) following any sale of such ADSs or Warrant ADSs pursuant to Rule 144, (iii) if such ADSs or Warrant ADSs are eligible for sale under Rule 144 without any conditions, or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) and the Investor shall provide the Company with a “no action” letter from the Commission or a legal opinion confirming the same. The Company shall cause its counsel to issue a legal opinion to the Bank of New York Mellon, and thereafter any successor depository bank of the Company (the “Depository”) or the Investor if required by the Depository to effect the removal of the legend hereunder, or if requested by the Investor, respectively. If all or a portion of a Warrant is exercised at a time when there is an effective registration statement to cover the resale of the Warrant ADSs, then such ADSs and the Warrant ADSs shall be issued free of all legends. The Company agrees that following such time as the legend is no longer required under this Section 6.3, it will, no later than the earlier of (i) three (3) trading days (which shall not include Friday, Saturday and public holidays in Israel) on which the trading market is open for trading and (ii) the number of trading days comprising the Standard Settlement Period (as defined below) following the delivery by the Investor to the Company or the Depository of a certificate representing ADSs or Warrant ADSs, as applicable, issued with a restrictive legend (such date, the “Legend Removal Date”), deliver or cause to be delivered to the Investor a certificate representing such shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the Depository that enlarge the restrictions on transfer set forth in this Section 6. Certificates for Securities subject to legend removal hereunder shall be transmitted by the Depository to the Investor by crediting the account of the Investor’s prime broker with the Depository Trust Company as directed by the Investor. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of trading Days, on the Company’s primary trading market with respect to the ADSs as in effect on the date of delivery of a certificate representing ADSs issued with a restrictive legend.

7.	Miscellaneous

7.1.	Entire Agreement. This agreement constitutes the entire agreement between the Parties pertaining to the issuance of securities pursuant to the Private Placement and cancels any prior agreement between the Parties pertaining to issuance of securities to the Investor. No party shall be liable or bound in any manner by any prior consent or contemporaneous express or implied representation, warranty, statement, promise, covenant or agreement pertaining to the said transaction made by it or on its behalf unless same is expressly set forth or referred to herein and none of the foregoing shall add, change or derogate from any rights or obligations set forth in this Agreement or arising therefrom.

7.2.	Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived, only with the written consent of the Parties.

7.3.	Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investor (other than by merger). The Investor may assign any or all of its rights under this Agreement to any person to whom the Investor assigns or transfers any Securities, provided that such transferee agrees in writing, as a pre-condition to such assignment or transfer, to be bound, with respect to the transferred Securities, by the provisions of this Agreement that apply to the Investor.

7.4.	No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person, except as otherwise explicitly set forth herein.

8.	Notices

The Parties’ mailing and email addresses for the purpose of this Agreement are as set forth on the signature page of this Agreement or any other address notified by the Parties to each other and each notice delivered to by a party to the other party shall be deemed to have been delivered to the recipient on the day on which it was delivered to it personally, or three (3) days after its delivery by registered mail, or one (1) day after its delivery by email.

9.	Registration

9.1.	On or prior to the Filing Deadline (as defined in section 9.2 below), the Company shall prepare and file with the Commission a registration statement on Form F-3 under the Securities Act (the “Resale Registration Statement”), covering the resale of all the ADSs and Warrant ADSs that the Investor purchases under this Agreement (collectively the “Registrable Securities”). By signing this Agreement, the Investor agrees and consents to the inclusion of the Investor and the Registrable Securities in the Resale Registration Statement, as amended from time to time.

9.2.	The Company shall: (i) as soon as practicable, but in no event later than thirty (30) days following the Closing Date (the “Filing Deadline”), prepare and file with the Commission a Resale Registration Statement (except if the Company is not then eligible to register for resale the Registrable Securities on Form F-3, in which case such registration shall be on another appropriate form in accordance herewith), to enable the resale of the Registerable Securities by the Investor in an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act (such registration statement being referred to herein as the “Shelf Registration Statement”); provided, however, that the Investor shall not be named as an “underwriter” in the Shelf Registration Statement without the Investor’s prior written consent and (ii) use its reasonable best efforts, subject to receipt of necessary information from the Investor, to cause the Commission to declare the Shelf Registration Statement effective as promptly as practicable, but in any event no later than ninety (90) days from the Filing Deadline.

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day first stated above.

Alarum Technologies Ltd.		Investor

By:		By:
Title:		Title:
Address:	30 Haarba’a Street (P.O. Box 174), Tel Aviv, 6473926 Israel	Address:

Schedule A

Form of Warrant

Schedule B

Investor Details and Signature

Investor	Investment Amount	Number of Units Purchased	Date	Signature

DTC Wire Account Information*:

*	To be provided by the Investor no later than September 15, 2023

Schedule C

Company Wiring Instructions

Alarum Technologies Ltd.

Wire instructions

Account Number	[omitted]
Account Name
Bank Name
Bank Address
SWIFT / IBAN

Schedule D

Investor Share Ownership Prior to the Issuance of Units

Investor	Share Ownership

Schedule E

NON-U.S. PERSON REPRESENTATIONS

In connection with the issuance of ______ American Depository Shares and ____ warrants (the “Securities”) of Alarum Technologies Ltd. (the “Company”), the undersigned, ________ (the “Investor”), hereby represents that the statement or statements initialed below are true and correct in all respects, understands that a false representation may constitute a violation of law, and that any person who suffers damage as a result of a false representation may have a claim against the undersigned for damages. The undersigned certifies to the Company and to its U.S. counsel, Sullivan & Worcester, LLP, as follows:

1.	At the time of (a) the offer by the Company and (b) the acceptance of the offer by such person or entity, of the Securities, such person or entity was outside the United States.

2.	Such person or entity is acquiring the Securities for such Investor’s own account, for investment and not for distribution or resale to others and is not purchasing the Securities for the account or benefit of any U.S. person, or with a view towards distribution to any U.S. person, in violation of the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).

3.	Such person or entity will make all subsequent offers and sales of the Securities either (x) outside of the United States in compliance with Regulation S; (y) pursuant to a registration under the Securities Act; or (z) pursuant to an available exemption from registration under the Securities Act. Specifically, such person or entity will not resell the Securities to any U.S. person or within the United States prior to the expiration of a period commencing on the Closing Date and ending on the date that is six months thereafter (the “Distribution Compliance Period”), except pursuant to registration under the Securities Act or an exemption from registration under the Securities Act.

4.	Such person or entity has no present plan or intention to sell the Securities in the United States or to a U.S. person at any predetermined time, has made no predetermined arrangements to sell the Securities and is not acting as a distributor of such securities.

5.	Neither such person or entity, its affiliates nor any person acting on behalf of such person or entity, has entered into, has the intention of entering into, or will enter into any put option, short position or other similar instrument or position in the U.S. with respect to the Securities at any time after the Closing Date through the Distribution Compliance Period except in compliance with the Securities Act.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Representation Letter to be executed and delivered either in person or by its duly authorized agent.

Date: August 29, 2023

__________________

By:

Name:__________

Title:___________